Exhibit 99.2

* Excludes transition debt and Boston Generating Facility debt Exelon Consolidated 2004 Financial Scorecard ($ in millions, except per share data) Measure To-date (through June) 2004 Target/Estimate Status Adjusted (non-GAAP) Operating EPS Year-to-date $1.29 $2.68 - $2.83 (Guidance) On track Adjusted (non-GAAP) Operating EPS Quarter-to-date $0.71 $0.66 (Street consensus) On track Exelon Way O&M Savings (pre-tax) Program-to-date $227 $210 On track Exelon Way O&M Savings (pre-tax) Year-over-year $64 $47 On track Exelon Way Cap Ex Savings Program-to-date $188 $200 On track Exelon Way Cap Ex Savings Year-over-year $121 $133 On track Free Cash Flow Year-to-date $588 $750 On track Divestitures/Sales Net cash proceeds $365 $375 On track Credit Measures EBITDA Interest Coverage* 7.2x (2003) 8.3x On track Credit Measures Debt to Total Cap* 51% 48% On track